UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2011

Financial Engines, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34636	94-3250323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1804 Embarcadero Road, Palo Alto, California		94303
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 565-4900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2011, based upon the recommendation of the nominating and corporate governance committee of Financial Engines, Inc. (the "Company"), the Board of Directors increased the number of authorized directors from eight (8) to nine (9) until the 2011 Annual Meeting of Stockholders, at which time the authorized directors will return to eight (8), and elected Mr. Robert Huret to fill this newly created vacancy. Mr. Huret will also serve on the audit committee and the compensation committee. Consistent with the compensation currently provided to the members of our Board of Directors, Mr. Huret will receive an annual retainer of $30,000, prorated for partial service this year. He will also receive an additional annual retainer of $5,000 per committee for service on our audit committee and our compensation committee, prorated for partial service from January 18, 2011 through the date of the Annual Meeting. The Company and Mr. Huret will also enter into the Company’s customary forms of Indemnification Agreement and Confidential Information and Invention Assignment Agreement.

In addition, on the date of his election to the Board, January 18, 2011, Mr. Huret was granted a nondiscretionary, automatic option to purchase 50,000 shares of Financial Engines common stock under the Company’s 2009 Stock Incentive Plan. This initial option will vest and become exercisable over four years, with the first 1/4th of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter over the subsequent three years. The option will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and will become fully vested if a change in control occurs.

On January 18, 2011, Jeffrey Maggioncalda, Chief Executive Officer of the Company received notice from C. Richard Kramlich, a member of the Company’s Board of Directors, in which Mr. Kramlich announced that, in accordance with the Company’s retirement policy for its directors, he would be retiring from the Company’s Board of Directors effective as of the Annual Meeting. Mr. Kramlich is a member of the audit, compensation, and nominating and corporate governance committees of the Board of Directors. Mr. Kramlich’s three-year term of service on the Board is scheduled to expire at the Annual Meeting of Stockholders in May 2011.

On January 21, 2011, the Company issued a press release announcing the appointment of Mr. Huret to the Board of Directors and Mr. Kramlich’s anticipated retirement. The full text of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press Release dated January 21, 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Engines, Inc.

January 21, 2011	By:	/s/ Raymond J. Sims

Name: Raymond J. Sims
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 21, 2011.